(e)(1)(i)

August 6, 2014

Michael J. Roland

Executive Vice President

Voya Investments Distributor, LLC

7337 E. Doubletree Ranch Road

Suite 100

Scottsdale, AZ  85258

Dear Mr. Roland:

Pursuant to the Underwriting Agreement (the “Agreement”), dated May 13, 2013, as amended, between Voya Separate Portfolios Trust, formerly ING Separate Portfolios Trust, and Voya Investments Distributor, LLC, formerly ING Investments Distributor, LLC (the “Underwriter”), we hereby notify you of our intention to retain you as Underwriter to render underwriting services to Voya Securitized Credit Fund (the “Fund”), a newly established series of Voya Separate Portfolios Trust, effective on August 6, 2014, upon all of the terms and conditions set forth in the Agreement.

Upon your acceptance, the Agreement will be modified to give effect to the foregoing by adding the above-mentioned Fund to Schedule A of the Agreement.  The Amended Schedule A is attached hereto.

Please signify your acceptance to act as Underwriter under the Agreement with respect to the aforementioned Fund by signing below where indicated.

Very sincerely,

		By:	/s/ Kimberly A. Anderson
Kimberly A. Anderson
Senior Vice President
Voya Separate Portfolios Trust

ACCEPTED AND AGREED TO:
Voya Investments Distributor, LLC

By:	/s/ Michael J. Roland
Michael J. Roland
Executive Vice President

AMENDED SCHEDULE A

with respect to the

UNDERWRITING AGREEMENT

between

VOYA SEPARATE PORTFOLIOS TRUST

and

VOYA INVESTMENTS DISTRIBUTOR, LLC

Name of Fund

Voya Emerging Markets Corporate Debt Fund

Voya Emerging Markets Hard Currency Debt Fund

Voya Emerging Markets Local Currency Debt Fund

Voya Investment Grade Credit Fund

Voya Retirement Solution 2020 Fund

Voya Retirement Solution 2025 Fund

Voya Retirement Solution 2030 Fund

Voya Retirement Solution 2035 Fund

Voya Retirement Solution 2040 Fund

Voya Retirement Solution 2045 Fund

Voya Retirement Solution 2050 Fund

Voya Retirement Solution 2055 Fund

Voya Retirement Solution Income Fund

Voya Securitized Credit Fund